Exhibit 99.1

Red Robin Gourmet Burgers Provides Update to Shareholders

Greenwood Village, Colo. — January 31, 2011 — Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today provided an update to shareholders in an open letter from Pattye L. Moore, Board Chair, and Stephen E. Carley, Chief Executive Officer.

Dear Fellow Shareholders,

We wanted to provide an update ahead of our earnings call on February 17, 2011 on a number of important planned changes to our corporate governance.

Consistent with our focus on maximizing long-term value for our shareholders, we initiated several corporate governance changes last year, among them the adoption of a shareholder rights plan.  These changes were designed to allow the Board and our new CEO the time to comprehensively identify and evaluate a strategic direction for the business against a challenging consumer environment.  Given the progress the Company is making, and after feedback from our shareholders, we believe it is appropriate to announce the following changes:

• that we will promptly amend the Company’s existing shareholder rights plan so that 1) the rights plan will not prevent the consummation of an offer for all of the shares of the company that is supported by a majority of the unaffiliated shareholders, 2) the threshold for purposes of the Acquiring Person definition in the rights plan will be increased from 15% to 16.5% and 3) the plan will expire at the next annual meeting of shareholders unless a majority of shareholders approve its extension, and

• a commitment by the Board to put a proposal in front of the shareholders at our May 2011 annual meeting seeking their input with regard to declassifying our Board of Directors; and if supported by a majority of the shareholders, a commitment to propose, at the following annual meeting, a charter amendment declassifying our board.

These governance changes reflect the Board’s continuing commitment to maximize shareholder value and remain accountable to the Company’s shareholders.  Red Robin’s Board and management look forward to sharing details on its Project RED initiatives for growing our company in 2011 and beyond on our upcoming earnings call.

Sincerely,

/s/ Pattye L. Moore	/s/ Stephen E. Carley

Pattye L. Moore	Stephen E. Carley
Board Chair	Chief Executive Officer

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., serves up wholesome, fun, feel-good experiences in a family-friendly environment.  Red Robin® restaurants are famous for serving more than two dozen insanely delicious, high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages.  There are more than 450 Red Robin® restaurants located across the United States and Canada, including company-owned locations and those operating under franchise agreements.

Forward-Looking Statements:

Certain information and statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts including, without limitation, statements regarding strategic initiatives and plans, anticipated financial results and return on capital investments, growth plans, future revenue growth and expense management and Project “RED” and its objectives . These statements may be identified, without limitation, by the use of forward-looking terminology such as “believe,” “commit,” “continue,” “expects,” “will” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open and operate additional restaurants in both new and existing markets profitably, the anticipated number of new restaurants and the timing of such openings; estimated costs of opening and operating new restaurants, including general and administrative, marketing and, franchise development costs; expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised); anticipated restaurant operating costs, including commodity and food prices, labor and energy costs and selling, general and administrative expenses and the success of our advertising and marketing activities and tactics, including the effect on revenue and guest counts; anticipated advertising costs and plans to include television advertising to support LTO promotions; our ability to attract new guests and retain loyal guests; future capital expenditures and the anticipated amounts of such capital expenditures; our expectation that we will have adequate cash from operations and credit facility borrowings to reduce our debt and to meet all future debt service, capital expenditure, including restaurant development, and working capital requirements; anticipated compliance with debt covenants; the sufficiency of the supply of commodities and labor pool to carry on our business; anticipated restaurant closings and related impairment charges; anticipated interest and tax expense; expectations regarding competition and our competitive advantages; and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

For further information contact:

ICR

Don Duffy/Raphael Gross

203-682-8200